SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CARLYLE INDS.

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                11/21/97           46,973              *DI
          GAMCO INVESTORS, INC.
                                11/21/97            9,759              *DI
                                11/17/97           55,000             2.0000
          GAMCO INVESTORS, INC.
                                11/21/97           16,452              *DI
                                11/21/97            5,000             1.5000
                                11/20/97            8,650-            1.4256
          GABELLI ASSOCIATES FUND
                                11/21/97              107              *DI
















          (1) THE TRANSACTIONS OCCURRING ON 11/21/97 WERE IN CONNECTION WITH THE DISTRIBUTION DESCRIBED IN ITEM 3 OF THIS
              AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.





                                       34